UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 2, 2014
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On October 2, 2014, Coeur Mining, Inc., together with its subsidiaries Coeur Mexicana S.A. de C.V. (“Coeur Mexicana”), Ocampo Resources, Inc. and Ocampo Services, Inc., entered into a Termination Agreement (the “Termination Agreement”) with Franco-Nevada Corporation (“Franco-Nevada”) and Franco-Nevada Mexico Corporation S.A. de C.V. (“Franco-Nevada Mexico”), which provides for the termination of that certain Royalty Stream Agreement, effective January 20, 2009 by and between Coeur Mexicana and Franco-Nevada Mexico, as amended (the “Royalty Stream Agreement”), effective at such time as the minimum royalty amount under the Royalty Stream Agreement has been satisfied. In consideration for Franco-Nevada and Franco-Nevada Mexico agreeing to terminate the Royalty Stream Agreement, concurrent with the execution and delivery of the Termination Agreement Coeur Mexicana made a payment to Franco-Nevada Mexico in the amount of US$2 million.

Item 2.02. Results of Operations and Financial Condition.

On October 6, 2014, Coeur Mining, Inc. issued a press release announcing production for the quarter ended September 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: October 6, 2014	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.        Description
Exhibit 99.1        Press Release dated October 6, 2014